                                                             EXHIBIT 99.22(p)(8)

[MELLON LOGO]

                                  [PHOTOGRAPH]

                   SECURITIES TRADING POLICY: GENERAL EDITION

                                                 JANUARY 2005

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[MELLON LOGO]

Dear Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values - Integrity, Teamwork and Excellence - are our guiding principles and underscore our commitment to conduct Mellon's business honorably at all times.

Building a reputation of integrity in business takes the hard work of many people over many years. But reputations are fragile. As recent events in our industry have illustrated, we can never let down our guard. Every Mellon employee must accept personal responsibility for our good reputation and must work each day to maintain it.

One area of particular importance is the continued emphasis we place on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business. This matter is important to our clients, shareholders and the regulatory community, and it is fundamentally important to the maintenance of Mellon's reputation.

Mellon's role as an adviser and servicer in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of the industry in which we work. To respond to new regulations and satisfy our desire to demonstrate to all stakeholders our commitment to the highest ethical business standards, the Securities Trading Policy has recently been revised.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the Securities Trading Policy.

The Securities Trading Policy and our Code of Conduct are designed to protect our hard earned reputation for integrity by requiring that we avoid even the appearance of impropriety in our business activities. Ensuring that our personal investments are free from conflict and as transparent as our Securities Trading Policy requires is an important step in protecting that reputation.

Sincerely yours,

/s/ Marty McGuinn

Marty McGuinn
Chairman and Chief Executive Officer

Table of Contents

                                                                                   Page #
                                                                                   ------
INTRODUCTION                                                                         1-2

CLASSIFICATION OF EMPLOYEES.....................................................     3-4
  Insider Risk Employee.........................................................       3
  Investment Employee...........................................................     3-4
  Access Decision Maker (ADM)...................................................       4
  Other Employee................................................................       4
  Consultants, Independent Contractors and Temporary Employees..................       4

PERSONAL SECURITIES TRADING PRACTICES

SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES..............................    5-19
     Table of Contents..........................................................       5
     Quick Reference - Insider Risk Employees...................................       6
     Standards of Conduct for Insider Risk Employees............................    7-12
     Restrictions on Transactions in Mellon Securities..........................   13-14
     Restrictions on Transactions in Other Securities...........................   15-17
     Protecting Confidential Information........................................   18-19

SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES................................   20-39
     Table of Contents..........................................................      20
     Quick Reference - Investment Employees.....................................      21
     Standards of Conduct for Investment Employees..............................   22-29
     Restrictions on Transactions in Mellon Securities..........................   30-31
     Restrictions on Transactions in Fund Shares................................   32-34
     Restrictions on Transactions in Other Securities...........................   35-37
     Protecting Confidential Information........................................   38-39
     Special Procedures for Access Decision Makers..............................      39

SECTION THREE - APPLICABLE TO OTHER EMPLOYEES...................................   40-51
     Table of Contents..........................................................      40
     Quick Reference - Other Employees..........................................      41
     Standards of Conduct for Other Employees...................................   42-43
     Restrictions on Transactions in Mellon Securities..........................   44-45
     Restrictions on Transactions in Other Securities...........................   46-49
     Protecting Confidential Information........................................   50-51

GLOSSARY DEFINITIONS............................................................   52-56

EXHIBIT A - SAMPLE LETTER TO BROKER.............................................      57

 Note that a more detailed Table of Contents is contained in Sections One, Two and Three

Introduction

The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While employees should consult the Glossary for a complete definition of the terms "security" and "indirect ownership", in general they mean:

- security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, if not expressly exempt in the Policy, all securities are covered (see Glossary for definition of Exempt securities)

- indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family members in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

The Policy may be amended and any provision waived or exempted only at the discretion of the Manager of the Ethics Office. Any such waiver or exemption will be evidenced in writing and maintained in the Ethics Office.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Policy must be reported to the Ethics Office. The Ethics Help Line (see page 2) may be used for this purpose. Any questions regarding the Policy should be referred to the Manager of the Ethics Office or his/her designee.

Employees must also comply with Mellon's Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you will be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Introduction

Mellon has established the Ethics Help Line which is available to ALL employees to:

  - ask questions about the Policy, Code of Conduct and related Corporate Policies;

  - provide information about possible violations of the Policy, Code of Conduct, policies or law; and

  -     voice concerns about activities that may place our reputation at risk.

Contacts may be anonymous. Employees can contact the Ethics Office by:

      MELLON ETHICS HELP LINE:

         -  in the United States or Canada, 1-888-MELLON2 (1-888-635-5662)

         - in countries outside the United States and Canada, dial your country access code, then dial one of the following:

                  -     Asia (except Japan): 001-800-710-63562

                  -     Australia: 0011-800-710-63562

                  -     Brazil: 0800-891-3813

                  -     Europe: 00-800-710-63562

                  -     Japan: access code + 800-710-63562

         -  Common country access codes:

                  - 00 - United Kingdom, Ireland, Italy, Germany, Spain, Switzerland

                  -     0011 - Australia

                  -     001 - Hong Kong and Singapore

                  -     001010, 00330010, 0041010 or 0061010 - in Japan

         -  All other locations: Call collect to 412-236-7519

         E-MAIL: ethics@mellon.com

         MAIL: Mellon's Ethics Office, P.O. Box 535026 Pittsburgh, PA 15253-5026 USA

         AIM #: 153-3300

Classification of Employees

                              The Policy is applicable to all employees of Mellon and all of its subsidiaries which are more than 50% owned by Mellon. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. In general, it does not include employees of subsidiaries which are 50% or less owned by Mellon. The Policy's applicability to consultants and contract or temporary employees will be determined on a case-by-case basis.

                              Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of various laws and regulations, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories:

                              -   Insider Risk Employee

                              -   Investment Employee

                              -   Access Decision Maker

                              -   Other Employee

                              Appropriate requirements and limitations are specified in the Policy based upon an employee's classification.

                              Business line management, in conjunction with the Manager of the Ethics Office, will determine the classification of each employee based on the following guidelines. EMPLOYEES SHOULD CONFIRM THEIR CLASSIFICATION WITH THEIR PRECLEARANCE COMPLIANCE OFFICER OR THE MANAGER OF THE ETHICS OFFICE.

INSIDER RISK EMPLOYEE         You are considered to be an Insider Risk Employee
                              if, in the normal conduct of your Mellon responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's customers. This will typically include certain employees in the Corporate & Institutional
                              Services business group, certain members of Shared
                              Services Departments, and all members of the Senior Management Committee who are not Investment
                              Employees.

INVESTMENT EMPLOYEE           You are considered to be an Investment Employee
                              if, in the normal conduct of your Mellon responsibilities, you:

                              - have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund,

                                  or

                              -   are involved in making securities
                                  recommendations to advisory clients or have access to such recommendations that are nonpublic.

Classification of Employees

INVESTMENT EMPLOYEE           This will typically include employees in the Asset
(CONTINUED)                   Management business group, such as:

                              - certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Mellon entity regulated by certain investment company laws. Examples are as follows:

                                     -  in the US, includes employees who are
                                        "advisory persons" or "access persons"
                                        under Rule 17j-1 of the Investment
                                        Company Act of 1940 or "access persons"
                                        under Rule 204A-1 of the Investment
                                        Advisers Act of 1940

                                     -  in the UK, includes employees in
                                        companies undertaking specified
                                        activities under the Financial Services
                                        and Markets Act 2000 (Regulated
                                        Activities), Order 2001 and therefore
                                        regulated by the Financial Services
                                        Authority

                              -   any member of Mellon's Senior Management
                                  Committee who, as part of his/her usual
                                  duties, has management responsibility for fiduciary activities or routinely has access to information about advisory customers' securities transactions.

ACCESS DECISION MAKER         A person designated as such by the Investment
(ADM)                         Ethics Committee. Generally, these will be
                              portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

OTHER EMPLOYEE                You are considered to be an Other Employee if you
                              are an employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

CONSULTANTS, INDEPENDENT      Managers should inform consultants, independent
CONTRACTORS AND               contractors and temporary employees of the general
TEMPORARY                     provisions of the Policy (such as the prohibition
EMPLOYEES                     on trading while in possession of material
                              nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk
                              Employee, Investment Employee or Access Decision
                              Maker if he/she were a Mellon employee, the person's manager should advise the Manager of the Ethics Office who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

Personal Securities Trading Practices

SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES

Table of Contents

                                                                                                Page #
                                                                                                ------
QUICK REFERENCE - INSIDER RISK EMPLOYEES                                                            6

STANDARDS OF CONDUCT FOR INSIDER RISK EMPLOYEES............................................      7-12
      - Conflict of Interest...............................................................         7
      - Material Nonpublic Information.....................................................         7
      - Personal Securities Transaction Reports............................................         7
      - Statement of Securities Accounts and Holdings .....................................         8
      - Preclearance for Personal Securities Transactions..................................         9
      - Exemptions from Requirement to Preclear............................................        10
      - Gifting of Securities..............................................................        11
      - Ownership..........................................................................        11
      - Non-Mellon Employee Benefit Plans..................................................        11
      - Investment Clubs and Private Investment Companies..................................        12
      - Restricted List....................................................................        12
      - Confidential Treatment.............................................................        12

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES..........................................     13-14
      - General Restrictions..............................................................         13
      - Mellon 401 (k) Plan   .............................................................        13
      - Mellon Employee Stock Options .....................................................        14
      - Mellon Employee Stock Purchase Plan (ESPP).........................................        14

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES...........................................     15-17
      - Credit, Consulting or Advisory Relationship.......................................         15
      - Customer Transactions......... ...................................................         15
      - Excessive Trading, Naked Options ..................................................        15
      - Front Running......................................................................        15
      - Initial Public Offerings...........................................................        15
      - Material Nonpublic Information.....................................................        15
      - Private Placements.......... ......................................................        16
      - Short-Term Trading ................................................................        16
      - Mutual Funds.......................................................................        16
      - Spread Betting.....................................................................        16
      - Prohibition on Investments in Securities of Financial Services Organizations.......        17

PROTECTING CONFIDENTIAL INFORMATION........................................................     18-19
      - Insider Trading and Tipping Legal Prohibitions.....................................     18-19
      - Mellon's Policy ...................................................................        19
      - Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls")....        19

GLOSSARY DEFINITIONS.......................................................................     52-56

EXHIBIT A - SAMPLE LETTER TO BROKER........................................................        57

Quick Reference-Insider Risk Employees

SOME THINGS YOU MUST DO

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to the Preclearance Compliance Officer or his/her designee:

  -     trade confirmations summarizing each transaction

  -     periodic statements

Exhibit A can be used to notify your broker. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st business day), at which time the preclearance approval will expire.

SPECIAL APPROVALS

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee's line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-     short sales

-     purchasing and selling or selling and purchasing within 60 calendar days

-     margin purchases or options other than employee options

Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see Page 17.

Other restrictions are detailed throughout Section One. Read the Policy!

EXEMPTIONS

Preclearance is NOT required for:

  -     transactions in Exempt Securities (see Glossary)

  -     transactions in municipal bonds

  - transactions in shares of open-end investment companies and variable capital companies

  - transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

  -     transactions in index securities

  - transactions in approved accounts in which the employee has no direct or indirect influence or control over the investment decision making process

  - involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)

  -     changes in elections under Mellon's 401(k) Retirement Savings Plan

  - enrollment, changes in salary withholding percentages and sales of shares held in Mellon's Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

  - receipt and exercise of an employee stock option administered through Human Resources

  -     transactions done pursuant to an automatic investment plan
        (see Glossary)

  - sales pursuant to bona fide tender offers and sales or exercises of "rights" (see Page 10)

QUESTIONS?

Contact Mellon's Ethics Office at:

  -     Securities Trading Policy Help Line: 412-234-1661

  -     Mellon's Ethics Help Line

  -     Toll Free Telephone

            -     Asia (except Japan): 001-800-710-63562

            -     Australia: 0011-800-710-63562

            -     Brazil: 0800-891-3813

            -     Europe: 00-800-710-63562

            - Japan: access code + 800-710-63562 (access codes are: 0061010, 001010, 0041010 or 0033010)

            -     US and Canada: 1-888-MELLON2 (1-888-635-5662)

            -     All other locations: call collect 412-236-7519

      - Email: ethics@mellon.com

      - Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

      This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Insider Risk Employees

STANDARDS OF CONDUCT FOR INSIDER RISK EMPLOYEES

                              Because of their unique responsibilities, Insider Risk Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

                              Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or your Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may engage in or recommend a
INFORMATION                   securities transaction, for his or her own benefit
                              or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

PERSONAL SECURITIES           Statements and Confirmations - All Insider Risk
TRANSACTION REPORTS           Employees are required to instruct their broker,
                              trust account manager or other entity through which they have a securities trading account to submit directly to the Preclearance Compliance
                              Officer or his/her designee, copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only mutual funds or Exempt
                              Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the Insider
                              Risk Employee must arrange for duplicate account statements and trade confirmations to be sent to the Preclearance Compliance Officer or his/her designee. An example of an instruction letter to such entities is contained in Exhibit A.
                              Statements and confirmations need not be delivered for accounts that can only hold items that are not securities (such as bank deposit accounts) or securities that are exempt from preclearance (such as mutual fund accounts).

                              Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside accounts, or other transfers must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs. These quarterly statements need not be filed for:

                              -   any transaction effected in a
                                  non-discretionary account (see Glossary),

                              - any transaction in Exempt Securities (see Glossary),

                              -   any transactions that is exempt from
                                  preclearance for Insider Risk Employees,

                              -   any transaction effected pursuant to an
                                  automatic investment plan (see Glossary), or

                              - any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance Compliance Officer in compliance with the above requirements.

Personal Securities Trading Practices-Insider Risk Employees

STATEMENT OF SECURITIES       Within 10 calendar days of becoming an Insider
ACCOUNTS AND HOLDINGS         Risk Employee and on an annual basis thereafter,
                              all Insider Risk Employees must submit to the Preclearance Compliance Officer or his/her designee:

                              - a listing of all accounts that may trade securities (other than securities exempt from preclearance) in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only mutual funds or Exempt Securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

                              - a listing of all securities held in the above accounts

                              - a listing of all securities held outside of securities trading accounts in which the employee presently has any direct or indirect ownership other than Exempt Securities (see Glossary).

                              The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Insider Risk Employee.

                              The annual statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The annual statement contains an acknowledgment that the Insider Risk Employee has read and complied with the Policy.

                              Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and annual reports.

Personal Securities Trading Practices-Insider Risk Employees

PRECLEARANCE FOR              Insider Risk Employees must notify the
PERSONAL SECURITIES           Preclearance Compliance Officer in writing and
TRANSACTIONS                  receive preclearance before they engage in any
                              purchase or sale of a security for their own accounts or in accounts in which they are an indirect owner. Insider Risk Employees should refer to the provisions under " Ownership" on Page
                              11, which are applicable to these provisions.

                              All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form.

                              The Preclearance Compliance Officer will notify the Insider Risk Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                              Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Insider Risk Employee. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Insider Risk Employee to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Insider Risk Employee should retain a copy of this written record for at least two years.

                              As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                              Although making a preclearance request does not obligate an Insider Risk Employee to do the transaction, it should be noted that:

                              - preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make

                              - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day

                              - Insider Risk Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner

                              - standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Personal Securities Trading Practices-Insider Risk Employees

EXEMPTIONS FROM               Preclearance by Insider Risk Employees is not
REQUIREMENT TO                required for the following transactions:
PRECLEAR
                              -   purchases or sales of Exempt Securities (see
                                  Glossary)

                              - purchases or sales of securities issued by open-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds

                              -   purchases or sales of municipal bonds

                              - purchase or sales of non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

                              -   purchases or sales of index securities
                                  (sometimes referred to as exchange traded funds)

                              - purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process ("non-discretionary accounts"). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

                              - transactions that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

                              - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

                              - changes to elections in the Mellon 401 (k) plan

                              - enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

                              - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

                              - sales of rights acquired from an issuer, as described above

                               - sales effected pursuant to a bona fide tender offer

                               - transactions effected pursuant to an automatic investment plan (see Glossary)

Personal Securities Trading Practices-Insider Risk Employees

GIFTING OF SECURITIES         Insider Risk Employees desiring to make a bona
                              fide gift of securities or who receive a bona fide gift, including an inheritance, of securities do not need to preclear the transaction. However, Insider Risk Employees must report such bona fide gifts to the Preclearance Compliance Officer or his/her designee. The report must be made within 10 Calendar days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected.
                              A bona fide gift is one where the donor does not receive anything of monetary value in return. An
                              Insider Risk Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

OWNERSHIP                     The preclearance, reporting and other provisions
                              of the Policy apply not only to securities held in the employee's own name but also to all other securities indirectly owned by the employee (see
                              Glossary for definition of indirect owner).
                              Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

                              - securities held by members of your family who share the same household with you

                              - securities held by a trust in which you are a settler, trustee, or beneficiary

                              - securities held by a partnership in which you are a general partner

                              - securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

NON-MELLON EMPLOYEE           The provisions discussed above do not apply to
BENEFIT PLANS                 transactions in an employer's securities done
                              under a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of your immediate family (see "Indirect Ownership -
                              Family Members" in the Glossary for the definition of "immediate family"). This means if a Mellon employee's family member is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions IN
                              THE EMPLOYER'S SECURITIES done by the family member as part of the family member's employee benefit plan.

                              In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

                              However, employee benefit plans which allow the employee to buy and sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions.

Personal Securities Trading Practices-Insider Risk Employees

INVESTMENT CLUBS  AND         Certain organizations create a unique means of
PRIVATE INVESTMENT            investing:
COMPANIES
                              -   Investment Clubs - a membership organization
                                  where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each Insider Risk employee belonging to such a club must obtain approval from their Preclearance Compliance Officer before participating in any investment club and must thereafter preclear and report the securities transactions of the club.

                              - Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called "hedge funds"). Insider Risk employees investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company.

                                  However, Insider Risk employees' investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page 16 for approval requirements.

RESTRICTED LIST               The Preclearance Compliance Officer will maintain
                              a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider
                              Risk Employees. The Restricted List will not be distributed outside of the Preclearance Compliance
                              Office. From time to time, such trading
                              restrictions may be appropriate to protect Mellon and its Insider Risk Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                              The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

CONFIDENTIAL TREATMENT        The Manager of the Ethics Office and/or the
                              Preclearance Compliance Officer will use his or her best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents.
                              Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

Personal Securities Trading Practices-Insider Risk Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS          Insider Risk employees who engage in transactions
                              involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon, such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                              - Short Sales - Short sales of Mellon securities by employees are prohibited.

                              - Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60-calendar day period.

                              - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

MELLON 401 (k) PLAN           Actions regarding your interest in Mellon Stock
                              under the Mellon 401 (k) Plan are treated as follows:

                              Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                              Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                              Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401
                              (k) plan will not be compared to transactions in Mellon securities outside the 401 (k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Personal Securities Trading Practices-Insider Risk Employees

MELLON EMPLOYEE STOCK         Receipt or Exercise of an employee stock option
OPTIONS                       from Mellon is exempt from the reporting and
                              preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

                              Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK         Enrollment and Changing Salary Withholding
PURCHASE PLAN (ESPP)          Percentages in the ESPP are exempt from
                              preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

                              Selling Shares Held in the ESPP - Insider Risk employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                              Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Insider Risk Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                              Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 11, which is applicable to the following restrictions.

                              The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                              The following restrictions apply to all securities transactions by Insider Risk Employees:

                              - Credit, Consulting or Advisory Relationship - Employees may not buy, hold or trade securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

                              - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                              - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

                              - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

                              -   Initial Public Offerings - Insider Risk
                                  Employees are prohibited from acquiring
                                  securities through an allocation by the
                                  underwriter of an Initial Public Offering
                                  (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Insider Risk Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

                              - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Personal Securities Trading Practices-Insider Risk Employees

                              - Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance Officer and the Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                                  Private placements include certain
                                  co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                                  After receipt of the necessary approvals and the acquisition, Insider Risk employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                              -   Short-Term Trading - All employees are
                                  discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

                              - Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

                              - Spread Betting - Employees may not engage in "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Insider Risk Employees

PROHIBITION ON                You are prohibited from acquiring any security
INVESTMENTS IN                issued by a financial services organization if you
SECURITIES OF FINANCIAL       are:
SERVICES ORGANIZATIONS

                              -   a member of the Mellon Senior Management
                                  Committee

                              -   employed in any of the following departments:

                                  - Corporate Strategy & Development

                                  - Legal (Mellon headquarters only)

                                  - Finance (Mellon headquarters only)

                              - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                              Financial Services Organizations - The phrase "security issued by a financial services organization" includes any security issued by:

                              -   Commercial Banks other than Mellon

                              - Financial Holding Companies (or Bank Holding Companies) other than Mellon

                              -   Insurance Companies

                              -   Investment Advisers

                              -   Shareholder Servicing Companies

                              -   Thrifts

                              -   Savings and Loan Associations

                              -   Broker-Dealers

                              -   Transfer Agents

                              -   Other Depository Institutions

                              The phrase "securities issued by a financial services organization" DOES NOT INCLUDE Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                              Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

                              Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes (assuming full compliance with the applicable preclearance exemption):

                              -   Exempt Securities (see Glossary)

                              -   acquisition in a non-discretionary account

                              -   involuntary acquisitions

                              -   securities received as gifts

                              - transactions effected pursuant to an automatic investment plan (see Glossary)

                              - acquisitions through a non-Mellon employee benefit plan

                              Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

Personal Securities Trading Practices-Insider Risk Employees

PROTECTING CONFIDENTIAL INFORMATION

                              As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND           Securities laws generally prohibit the trading of
TIPPING                       securities while in possession of "material
LEGAL PROHIBITIONS            nonpublic" information regarding the issuer of
                              those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

                              -   a proposal or agreement for a merger,
                                  acquisition or divestiture, or for the sale or purchase of substantial assets

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                              -   dividend declarations or changes

                              -   extraordinary borrowings or liquidity problems

                              -   defaults under agreements or actions by
                                  creditors, customers or suppliers relating to a company's credit standing

                              - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                              - a proposal or agreement concerning a financial restructuring

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                              - a significant expansion or contraction of operations

                              - information about major contracts or increases or decreases in orders

                              - the institution of, or a development in, litigation or a regulatory proceeding

                              - developments regarding a company's senior management

                              - information about a company received from a director of that company

                              - information regarding a company's possible noncompliance with environmental protection laws

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

Personal Securities Trading Practices-Insider Risk Employees

INSIDER TRADING AND           "Nonpublic" - Information about a company is
TIPPING                       nonpublic if it is not generally available to the
LEGAL PROHIBITIONS            investing public. Information received under
(CONTINUED)                   circumstances indicating that it is not yet in
                              general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                              If you obtain material nonpublic information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY               Employees who possess material nonpublic
                              information about a company--whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                              Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                              Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                              Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE           As a diversified financial services organization,
FLOW OF INFORMATION           Mellon faces unique challenges in complying with
WITHIN MELLON                 the prohibitions on insider trading and tipping of
("SECURITIES FIRE             material nonpublic information, and misuse of
WALLS")                       confidential information. This is because one
                              Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching
                              Mellon's fiduciary duties, Mellon has established a "Securities Fire Wall" policy applicable to all employees. The "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential
                              Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions).
                              Employees should refer to CPP 903-2(C) Securities
                              Fire Walls.

Personal Securities Trading Practices

SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

Table of Contents

                                                                                            Page #
                                                                                            ------
QUICK REFERENCE - INVESTMENT EMPLOYEES .................................................        21

STANDARDS OF CONDUCT FOR INVESTMENT EMPLOYEES...........................................     22-29
      - Conflict of Interest ...........................................................        22
      - Material Nonpublic Information..................................................        22
      - Fiduciary Duties................................................................        22
      - Legal Compliance ...............................................................        22
      - Personal Securities Transaction Reports ........................................        23
      - Statement of Securities Accounts and Holdings...................................        24
      - Exemption from Requirement to File Statement of Securities Accounts
         and Holdings ..................................................................        24
      - Preclearance for Personal Securities Transactions ..............................     24-25
      - Special Standards for Preclearance Of De Minimis Transactions ..................        26
      - Exemptions from Requirement to Preclear ........................................        27
      - Gifting of Securities ..........................................................        27
      - Ownership.......................................................................        28
      - Non-Mellon Employee Benefit Plans .............................................         28
      - Investment Clubs and Private Investment Companies...............................        29
      - Restricted List ................................................................        29
      - Confidential Treatment..........................................................        29

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES.......................................     30-31
      - General Restrictions............................................................        30
      - Mellon 401 (k) Plan ............................................................        31
      - Mellon Employee Stock Options...................................................        31
      - Mellon Employee Stock Purchase Plan (ESPP)......................................        31

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES.............................................     32-34
      - All Funds.......................................................................        32
      - Mellon Proprietary Funds........................................................     32-33
      - Mellon 401 (k) Plan (Non Self-Directed Accounts)................................        34
      - Mellon 401 (k) Plan (Self-Directed Accounts) ...................................        34
      - Indirect Ownership of Proprietary Funds ........................................        34

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES........................................     35-37
      - Customer Transactions ..........................................................        35
      - Excessive Trading, Naked Options ...............................................        35
      - Front Running ..................................................................        35
      - Initial Public Offerings .......................................................        35
      - Material Nonpublic Information..................................................        35
      - Private Placements .............................................................        35
      - Scalping .......................................................................        36
      - Short-Term Trading .............................................................        36
      - Spread Betting .................................................................        36
      - Prohibition on Investments in Securities of Financial Services Organizations ...        37

PROTECTING CONFIDENTIAL INFORMATION ....................................................     38-39
      - Insider Trading and Tipping Legal Prohibitions .................................     38-39
      - Mellon's Policy.................................................................        39
      - Restrictions on the Flow of Information Within Mellon
         ("Securities Fire Walls") .....................................................        39

SPECIAL PROCEDURES FOR ACCESS DECISION MAKERS...........................................        39

GLOSSARY DEFINITIONS ...................................................................     52-56

EXHIBIT A - SAMPLE LETTER TO BROKER.....................................................        57

Quick Reference-Investment Employees

SOME THINGS YOU MUST DO

Statement of Accounts and Holdings - Provide to the Preclearance Compliance Officer or his/her designee a statement of all securities and Proprietary Fund accounts and holdings within 10 calendar days of becoming an Investment Employee and again annually on request.

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities or Proprietary Fund trading account to send directly to the Preclearance Compliance Officer or his/her designee:

-     trade confirmations summarizing each transaction

-     periodic statements

Exhibit A can be used to notify such entities. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Quarterly Transaction Statements - Provide to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of each quarter a statement of securities or Proprietary Fund transactions not covered by filed confirmations from brokers or other entities.

Preclearance - Before initiating a transaction in securities or Proprietary Funds, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be communicated to the broker or other entity on the same day and executed before the end of the next business day, at which time the preclearance approval will expire.

Proprietary Funds - Trading a Proprietary Fund within 60 calendar days of a previous trade in the opposite direction is prohibited without prior approval of the Preclearance Compliance Officer.

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee's line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions

OTHER RESTRICTIONS ARE DETAILED IN SECTION TWO. READ THE POLICY!

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-     short sales

-     purchasing and selling or selling and purchasing within 60 calendar days

-     margin purchases or options other than employee options

Non-Mellon Securities

- purchasing and selling or selling and purchasing the same or equivalent security within 60 calendar days is discouraged, and any profits must be disgorged

- new investments in financial services organizations are prohibited for certain employees - see Page 37

EXEMPTIONS

Preclearance is NOT required for:

-     transactions in Exempt Securities (see Glossary)

- transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

-     transactions in index securities (this does not include Proprietary Funds)

- transactions in approved accounts over which the employee has no direct or indirect influence or control over the investment decision making process

- involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)

- enrollment, changes in salary withholding percentages and sales of shares held in Mellon's Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

- receipt and exercise of an employee stock option administered through Human Resources

-     transactions done pursuant to an automatic investment plan (see Glossary)

- sales pursuant to bona fide tender offers and sales or exercises of "rights" (see Page 27)

QUESTIONS?

Contact Mellon's Ethics Office at:

-     Securities Trading Policy Help Line: 412-234-1661

-     Mellon's Ethics Help Line

      - Toll Free Telephone

            -      Asia (except Japan): 001 - 800-710-63562

            -     Australia: 0011 - 800-710-63562

            -     Brazil: 0800-891-3813

            -     Europe: 00-800-710-63562 Japan: access code + 800-710-63562
                  (access codes: 0061010, 001010, 0041010 or 0033010)

            -     US and Canada: 1-888-MELLON2 (1 - 888 - 635-5662)

            -     All other locations: call collect 412-236-7519

      - Email: ethics@mellon.com

      - Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

Personal Securities Trading Practices-Investment Employees

STANDARDS OF CONDUCT FOR INVESTMENT EMPLOYEES

                              Because of their unique responsibilities,
                              Investment Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

                              Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may divulge the current portfolio
INFORMATION                   positions, or current or anticipated portfolio
                              transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                              No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

FIDUCIARY DUTIES              Mellon and its employees owe fiduciary duties to
                              certain clients. Every Investment Employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to their Preclearance Compliance Officer any failure by any Mellon employee to fulfill them.

LEGAL COMPLIANCE              In carrying out their job responsibilities,
                              Investment Employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws.

Personal Securities Trading Practices-Investment Employees

PERSONAL SECURITIES           Statements & Confirmations - All Investment
TRANSACTION REPORTS           Employees are required to instruct their broker,
                              trust account manager or other entity through which they have a securities or Proprietary Fund account to submit directly to the Preclearance
                              Compliance Officer or his/her designee, copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only non-proprietary funds or other Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the Investment Employee must arrange for duplicate account statements and trade confirmations to be sent to the Preclearance Compliance Officer or his/her designee. Exhibit A is an example of an instruction letter to such entities. Duplicate confirmations and statements need not be submitted for non-discretionary accounts (see Glossary).

                              Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held in outside accounts, transactions through employee benefit plans or transactions through variable annuities, must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs.

                              These quarterly statements need not be filed for:

                              -   any transaction effected in a
                                  non-discretionary account (see Glossary),

                              - any transaction in Exempt Securities (see Glossary),

                              -   any transaction effected pursuant to an
                                  automatic investment plan (see Glossary), or

                              - any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance Compliance Officer or his/her designee in compliance with the above requirements.

                              See Proprietary Funds - For more information regarding the reporting requirements for Proprietary Funds, see section titled "Restrictions on Transactions in Fund Shares".

Personal Securities Trading Practices-Investment Employees

STATEMENT OF SECURITIES       Within 10 calendar days of becoming an Investment
ACCOUNTS AND HOLDINGS         Employee and on a quarterly basis thereafter, all
                              Investment Employees must submit to the
                              Preclearance Compliance Officer or his/her designee:

                              - a listing of all accounts that may trade reportable securities in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only non - proprietary funds or other Exempt securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

                              - a listing of all securities held in the above accounts

                              - a listing of all securities held outside of securities accounts in which the employee presently has any direct or indirect ownership other than Exempt securities (see Glossary).

                              The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Investment Employee.

                              The quarterly statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The quarterly statement contains an acknowledgment that the Investment Employee has read and complied with the Policy.

                              Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and quarterly reports.

                              See "Restrictions on Transactions in Fund Shares" for more information regarding the reporting requirements for Proprietary Funds.

EXEMPTION FROM                Statements of accounts (initial or quarterly) need
REQUIREMENT TO FILE           not include non-discretionary accounts, and
STATEMENT OF SECURITIES       statements of holdings (initial or quarterly) need
ACCOUNTS AND HOLDINGS         not include securities held in non-discretionary
                              accounts (see Glossary).

PRECLEARANCE FOR              All Investment Employees must notify the
PERSONAL SECURITIES           Preclearance Compliance Officer in writing and
TRANSACTIONS                  receive preclearance before they engage in any
                              purchase or sale of a security for their own accounts or in accounts in which they are an indirect owner. Investment Employees should refer to the provisions under" Ownership" on Page 28, which are applicable to these provisions.

                              See "Restrictions on Transactions in Fund Shares" for more information regarding the preclearance requirements for Proprietary Funds.

                              All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form. The Preclearance Compliance Officer or is/her designee will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                              Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Investment Employee. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Employee should retain a copy of this written record for at least two years.

Personal Securities Trading Practices-Investment Employees

PRECLEARANCE FOR              As there could be many reasons for preclearance
PERSONAL SECURITIES           being granted or denied, Investment Employees
TRANSACTIONS                  should not infer from the preclearance response
(CONTINUED)                   anything regarding the security for which
                              preclearance was requested.

                              Although making a preclearance request does not obligate an Investment Employee to do the transaction, it should be noted that:

                              - preclearance requests should not be made for a transaction that the Investment Employee does not intend to make

                              - the order for a transaction must be placed with the broker or other entity on the same day that preclearance authorization is received. The broker or other entity must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire

                              - Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Investment Employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner

                              - standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Personal Securities Trading Practices-Investment Employees

SPECIAL STANDARDS FOR         Investment Employees will generally not be given
PRECLEARANCE OF DE            clearance to execute a transaction in any security
MINIMIS TRANSACTIONS          that is on the restricted list maintained by the
                              Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). The
                              Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimus transactions require preclearance approval. The following transaction limits are available for this exception:

                              In the US,

                              -   purchase or sale of up to $50,000 of
                                  securities of:

                                  - the top 200 issuers on the Russell list of largest publicly traded companies

                                  -   other companies with a market
                                      capitalization of $20 billion or higher

                              - purchase or sale of up to the greater of 100 shares or $10,000 of securities:

                                  - ranked 201 to 500 on the Russell list of largest publicly traded companies

                                  -   other companies with a market
                                      capitalization of $5 billion or higher

                              In  the UK,

                              - purchase or sale of up to(pound)30,000 of securities of:

                                  -   top 100 companies on the FTSE All Share
                                      Index

                                  -   other companies with a market
                                      capitalization of(pound)10 billion or
                                      higher

                              - purchase or sale of up to the greater of 100 shares or(pound)6 thousand of securities of:

                                  -   companies ranked 101 to 250 on the FTSE
                                      All Share Index

                                  -   other companies with a market
                                      capitalization of(pound)3 billion or
                                      higher

                              In  Japan,

                              - purchase or sale of up to(Yen)5 million of securities of:

                                  -   the top 100 companies on the TOPIX

                                  -   other companies with a market
                                      capitalization of(Yen)2 trillion or higher

                              - purchase or sale of up to(Yen)1 million of securities:

                                  -   companies ranked 100 to 250 on the TOPIX

                                  -   other companies with a market
                                      capitalization of(Yen)500 billion or
                                      higher

                              The following restrictions or conditions are imposed upon the above described transactions:

                              - employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts

                              - approval is limited to two such trades in the securities of any one issuer in any calendar month

                              - short-term profit disgorgement is NOT waived for such transactions

                              - preclearance is required prior to executing the transaction

Personal Securities Trading Practices-Investment Employees

EXEMPTIONS FROM               Preclearance under this section by Investment
REQUIREMENT TO                Employees is not required for the following
PRECLEAR                      transactions:

                              - purchases or sales of Exempt Securities (see Glossary)

                              - purchase or sales of non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

                              -   purchases or sales of index securities
                                  (sometimes referred to as exchange traded funds), unless they are Proprietary Funds

                              - purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process ("non- discretionary accounts"). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

                              - transactions that are involuntary on the part of an employee, such as stock dividends or sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

                              - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

                              - enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

                              - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

                              - sales of rights acquired from an issuer, as described above

                              - sales effected pursuant to a bona fide tender offer

                              - transactions effected pursuant to an automatic investment plan (see Glossary)

GIFTING OF SECURITIES         Investment Employees desiring to make a bona fide
                              gift of securities or who receive a bona fide gift of securities, including an inheritance, do not need to preclear the transaction. However, Investment Employees must report such bona fide gifts to the Preclearance Compliance Officer or his/her designee. The report must be made within 10 calendar days of making or receiving the gift and must disclose the following information: the name of the person receiving (giving) the gift, the date of the transaction, and the name of the broker through which the transaction was effected.
                              A bona fide gift is one where the donor does not receive anything of monetary value in return. An
                              Investment Employee who purchases a security with the intention of making a gift must preclear the purchase transaction.

Personal Securities Trading Practices-Investment Employees

OWNERSHIP                     The preclearance, reporting and other provisions
                              of the Policy apply not only to securities held in the employee's own name but also to all other securities indirectly owned by the employee (see
                              Glossary for the definition of indirect owner).
                              Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

                              - securities held by members of your family who share the same household with you

                              - securities held by a trust in which you are a settler, trustee, or beneficiary

                              - securities held by a partnership in which you are a general partner

                              - securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

NON-MELLON EMPLOYEE           The provisions discussed above do not apply to
BENEFIT PLANS                 transactions in an employer's securities done
                              under a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of your immediate family (see "Indirect Ownership -
                              Family Members" in the Glossary for the definition of "immediate family"). This means if a Mellon employee's family member is employed at a non-Mellon company, the Mellon employee is not required to obtain approval for transactions IN
                              THE EMPLOYER'S SECURITIES done by the family member as part of the family member's employee benefit plan.

                              In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

                              However, employee benefit plans that allow the employee to buy or sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions. Employee benefit plans that include Mellon Proprietary Funds as investment options are subject to the requirements in "Restrictions on Transactions in Fund Shares".

Personal Securities Trading Practices-Investment Employees

INVESTMENT CLUBS AND          Certain organizations create a unique means of
PRIVATE INVESTMENT            investing:
COMPANIES

                              - Investment Clubs - a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each Investment Employee must obtain approval from their Preclearance Compliance Officer before participating in any investment club and must thereafter preclear and report securities transactions of the club.

                              - Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called "hedge funds"). Investment Employees investing in such a private investment company are not required to preclear any of the securities transactions made by the private investment company.

                              However, Investment Employees' investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page 35 for approval requirements.

RESTRICTED LIST               The Preclearance Compliance Officer will maintain
                              a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for
                              Investment Employees in his/her area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company.
                              Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                              The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

CONFIDENTIAL TREATMENT        The Manager of the Ethics Office and/or
                              Preclearance Compliance Officer will use his or her best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents.
                              Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon. Documents received from Investment
                              Employees are also available for inspection by the boards of directors, trustees or managing general partners of any Mellon entity regulated by investment company laws.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS          Investment Employees who engage in transactions
                              involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                              - Short Sales - Short sales of Mellon securities by employees are prohibited.

                              - Short-Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short - term trades must be disgorged in accordance with procedures established by senior management.

                              - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Personal Securities Trading Practices-Investment Employees

MELLON 401(k) PLAN              Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

                                Elections regarding future contributions to Mellon Stock are not deemed to be transactions in
                                Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                                Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                                Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However:

                                - any profits realized on short-term changes in Mellon Stock in the 401(k) will not have to be disgorged; and

                                - changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

                                For the treatment of actions regarding Proprietary Funds under the Mellon 401(k) Plan, see
                                "Restrictions on Transactions in Fund Shares - Mellon 401(k) Plan".

MELLON EMPLOYEE STOCK           Receipt or Exercise of an employee stock option from Mellon is exempt from the reporting and
OPTIONS                         preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

                                Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the
                                Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK           Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and
PURCHASE PLAN (ESPP)            reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

                                Selling Shares Held in the ESPP - Investment employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                                Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES

                                Mellon's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. The restrictions below apply to
                                Investment Employees with respect to their transactions in fund shares.

ALL FUNDS                       Investment Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

MELLON PROPRIETARY              The following restrictions apply to transactions and holdings in investment companies or collective
FUNDS                           funds for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter (a "Proprietary Fund"). Money market funds are deemed not to be Proprietary Funds. From time to time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the
                                Proprietary Funds.

                                The requirements below regarding Proprietary Funds are in addition to other requirements of this
                                Policy and are not affected by the fact that Proprietary Funds may be exempt from those other requirements.

                                    Reporting - Investment Employees must file the following reports regarding holdings and transactions in shares of Proprietary Funds:

                                    - Initial statement of holdings of Proprietary Funds. This is to be filed with the Preclearance
                                      Compliance Officer within 10 calendar days of becoming an Investment Employee, and the information in it must be current as of a date no more than 45 calendar days prior to becoming an Investment Employee. It must identify all shares of Proprietary Funds owned directly or indirectly by the Investment Employee and the accounts through which those shares are held.

                                    - Quarterly and annual statements of holdings of Proprietary Funds. These must be completed upon the request of the Ethics Office or its designee, and the information in them must be current as of a date no more than 45 calendar days before the date the statement is submitted. They must identify all shares of Proprietary Funds owned directly or indirectly by the Investment
                                      Employee and the accounts through which those shares are held.

                                    - Quarterly statements of transactions in Proprietary Funds. These must be submitted to the
                                      Preclearance Compliance Officer no later than 10 calendar days after the end of each calendar quarter and must describe all transactions during the quarter in shares of Proprietary Funds owned directly or indirectly by the Investment Employee at any time during the quarter.

Personal Securities Trading Practices-Investment Employees

MELLON PROPRIETARY              Reporting (continued) -
FUNDS (CONTINUED)                 Initial and annual holdings statements need not include:

                                  - any information on holdings in non-discretionary accounts (see Glossary),
                                    or

                                  - any information included in the corresponding initial or annual holdings statement filed under the "Statement of Securities Accounts and Holdings" section of this Policy. (In other words, if you include all information on Proprietary Fund holdings in your Statement of Securities
                                    Accounts and Holdings, you need not file a separate report.)

                                  Quarterly transactions statements need not include:

                                  - any information on transactions in non-discretionary accounts (see Glossary),

                                  - any information on transactions effected pursuant to an automatic investment plan (see
                                     Glossary),

                                  - any information included in a trade confirmation, account statement or report previously delivered to the Preclearance Compliance Officer under the "Personal Securities Transactions
                                    Reports" section of this Policy.

                                Preclearance - Investment Employees must notify their Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or redemption of shares of Proprietary Funds for their own accounts or accounts over which they have indirect ownership (see Glossary).
                                Preclearance is not required for:

                                - transactions in non-discretionary accounts (see Glossary), or

                                - transactions effected pursuant to an automatic investment plan (see Glossary).

                                Holding Period - Investment Employees' holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, Investment
                                Employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary
                                Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance
                                Compliance Officer or his/her designee. The following transactions will not be deemed to be purchases or redemptions for purposes of the 60 calendar day holding period:

                                - transactions within non-discretionary accounts (see Glossary), or

                                - transactions pursuant to an automatic investment plan (see Glossary).

Personal Securities Trading Practices-Investment Employees

MELLON 401(k) PLAN              Investment Employees should not participate in or facilitate market timing or any other activity
(NON SELF-DIRECTED              with respect to funds in the Mellon 401(k) Plan in violation of applicable law or the provisions of
ACCOUNTS)                       the fund's disclosure documents. In addition, Investment Employees should comply with all requirements of the 401(k) Plan regarding timing of purchases and redemptions in certain
                                Proprietary Funds.

                                Specific actions regarding Proprietary Funds under the Mellon 401(k) Plan are treated as follows:

                                - Elections regarding future contributions to Proprietary Funds are not deemed to be transactions and are therefore exempt from reporting (transaction and holdings), preclearance and holding period requirements.

                                - Payroll deduction contributions to Proprietary Funds are deemed to be done pursuant to an automatic investment plan. They are therefore exempt from preclearance, transaction reporting and holding period requirements but must be included in holdings reports.

                                - Movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. (In other words, you do not need to preclear every such movement but must get prior approval from the Preclearance Compliance Officer or his/her designee if the movement is within 60 calendar days of an opposite transaction in shares of the same fund.) In lieu of transaction reporting, employees are deemed to consent to Mellon obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

                                For the treatment of actions regarding your Mellon Common Stock account under the Mellon 401(k)
                                Plan, see "Restrictions on Transactions in Mellon Securities - Mellon 401(k) Plan" on page 31.

MELLON 401(k) PLAN              Holdings and transactions of Proprietary Funds within a Self-Directed Account in the Mellon 401(k)
(SELF-DIRECTED                  Plan are treated like any other Mellon Proprietary Fund. This means that the reporting ,
ACCOUNT)                        preclearance and holding period requirements apply. For further guidance on the treatment of Mellon
                                Proprietary Funds in a Self-Directed Account of the Mellon 401(k) Plan, refer to pages 32-33.

INDIRECT OWNERSHIP OF           Indirect interests in Proprietary Funds (such as through a spouse's 401(k) plan or other
PROPRIETARY FUNDS               retirement plan) are subject to the preclearance, reporting (transaction and holdings) and holding period requirements. Please note that Proprietary Funds are a common investment vehicle in employee benefit plans in which your family members may participate.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                  Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 28 which is applicable to the following restrictions.

                  The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                  The following restrictions apply to all securities transactions by Investment Employees:

                  - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                  - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

                  - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

                  - Initial Public Offerings - Investment Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Investment Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

                  - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                  - Private Placements- Investment Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance Officer and the Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                        Private placements include certain co-operative investments in real estate, co - mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                        After receipt of the necessary approvals and the acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

Personal Securities Trading Practices-Investment Employees

                  - Scalping - Employees may not engage in "scalping", that is, the purchase or sale of securities for their clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

                  - Short-Term Trading - All Investment Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement (see "Restrictions on Transactions in Fund Shares" for a description of the separate holding period requirement for Proprietary Funds.) Investment Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See Page 55 in the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, Investment Employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

                  - Spread Betting - Employees may not engage in "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Investment Employees

PROHIBITION ON                  You are prohibited from acquiring any security issued by a financial services organization if you
INVESTMENTS IN                  are:
SECURITIES OF FINANCIAL         - a member of the Mellon Senior Management Committee
SERVICES
ORGANIZATIONS                   - employed in any of the following departments:

                                  - Corporate Strategy & Development
                                  - Legal (Mellon headquarters only)
                                  - Finance (Mellon headquarters only)

                                - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                                Financial Services Organizations - The phrase "security issued by a financial services organization"
                                includes any security issued by:

                                - Commercial Banks other than Mellon
                                - Financial Holding Companies (or Bank Holding Companies) other than Mellon
                                - Insurance Companies
                                - Investment Advisers
                                - Shareholder Servicing Companies
                                - Thrifts
                                - Savings and Loan Associations
                                - Broker-Dealers
                                - Transfer Agents
                                - Other Depository Institutions

                                The phrase "securities issued by a financial services organization" does not include Exempt
                                Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                                Effective Date - Securities of financial services organizations properly acquired before the employee was subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

                                Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes
                                (assuming full compliance with the applicable preclearance exemption):

                                - Exempt Securities (see Glossary)
                                - acquisition in a non-discretionary account
                                - involuntary acquisitions
                                - securities received as gifts
                                - transactions effected pursuant to an automatic investment plan (see Glossary)
                                - acquisitions through a non-Mellon employee benefit plan

                                Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Ethics Office.

Personal Securities Trading Practices-Investment Employees

PROTECTING CONFIDENTIAL INFORMATION

                                As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND             Securities laws generally prohibit the trading of securities while in possession of "material
TIPPING                         nonpublic" information regarding the issuer of those securities (insider trading). Any person who
LEGAL PROHIBITIONS              passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

                                Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material.
                                Examples of information that might be material include:

                                - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

                                - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                                - dividend declarations or changes

                                - extraordinary borrowings or liquidity problems

                                - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

                                - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                                - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                                - a proposal or agreement concerning a financial restructuring

                                - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                                - a significant expansion or contraction of operations

                                - information about major contracts or increases or decreases in orders

                                - the institution of, or a development in, litigation or a regulatory proceeding

                                - developments regarding a company's senior management

                                - information about a company received from a director of that company

                                - information regarding a company's possible noncompliance with environmental protection laws

                                This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                                "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

Personal Securities Trading Practices-Investment Employees

INSIDER TRADING AND             If you obtain material nonpublic information, you may not trade related securities until  you can
TIPPING                         refer to some public source to show that the information is generally available  (that is, available
LEGAL PROHIBITIONS              from sources other than inside sources) and that enough time has passed to allow wide dissemination
(CONTINUED)                     of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public.
                                Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY                 Employees who possess material nonpublic information about a company--whether that company is
                                Mellon, another Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                                Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                                Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                                Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE             As a diversified financial services organization, Mellon faces unique challenges in complying with
FLOW OF INFORMATION             the prohibitions on insider trading and tipping of material nonpublic information, and misuse of
WITHIN MELLON                   confidential information. This is because one Mellon unit might have material nonpublic information
("SECURITIES FIRE               about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or
WALLS")                         sell that company's securities or recommend such purchases or sales to customers. To engage in such broad ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Securities Fire Wall" policy applicable to all employees. The
                                "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C) Securities
                                Fire Walls.


SPECIAL PROCEDURES FOR ACCESS DECISION MAKERS

                      Certain Portfolio Managers and Research Analysts in the fiduciary businesses have been designated as Access Decision Makers and are subject to additional procedures which are discussed in a separate edition of the Securities Trading Policy. If you have reason to believe that you may be an Access Decision Maker, contact your supervisor, Preclearance Compliance Officer or the Ethics Office.

Personal Securities Trading Practices

SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

Table of contents

                                                                                            Page#
                                                                                            -----
QUICK REFERENCE - OTHER EMPLOYEES .......................................................      41

STANDARDS OF CONDUCT FOR OTHER EMPLOYEES ................................................   42-43
   - Conflict of Interest ...............................................................      42
   - Material Nonpublic Information .....................................................      42
   - Personal Securities Transaction Reports.............................................      42
   - Account Statements .................................................................      42
   - Ownership ..........................................................................      43
   - Confidential Treatment .............................................................      43

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES .......................................   44-45
   - General Restrictions ...............................................................      44
   - Mellon 401(k) Plan .................................................................      44
   - Mellon Employee Stock Options ......................................................      45
   - Mellon Employee Stock Purchase Plan (ESPP) .........................................      45

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES ........................................   46-49
   - Credit, Consulting or Advisory Relationship ........................................      46
   - Customer Transactions ..............................................................      46
   - Excessive Trading, Naked Options ...................................................      46
   - Front Running ......................................................................      46
   - Initial Public Offerings ...........................................................      46
   - Material Nonpublic Information .....................................................      46
   - Private Placements .................................................................      47
   - Short-Term Trading .................................................................      47
   - Mutual Funds .......................................................................      47
   - Spread Betting .....................................................................      47
   - Prohibition on Investments in Securities of Financial Services Organizations .......   48-49

PROTECTING CONFIDENTIAL INFORMATION .....................................................   50-51
   - Insider Trading and Tipping Legal Prohibitions .....................................   50-51
   - Mellon's Policy ....................................................................      51
   - Restrictions on the Flow of Information Within Mellon ("Securities Fire Walls") ....      51

GLOSSARY DEFINITIONS ....................................................................   52-56

EXHIBIT A - SAMPLE LETTER TO BROKER .....................................................      57

Quick Reference-Other Employees

SOME THINGS YOU MUST DO

- If you buy or sell Mellon Financial Corporation securities you must provide a report of the trade and a copy of the trade confirmation within 10 calendar days of transaction to the Ethics Office or to your Compliance Officer. This does not apply to changes in elections under Mellon's 401
      (k) Retirement Savings Plan, transactions in Mellon's Employee Stock Purchase Plan (ESPP) or the exercise of Mellon's employee stock options. However, the reporting provisions do apply to sales of Mellon stock previously acquired through the exercise of employee stock options or the ESPP.

- Due to certain laws and regulations (for example, NASD rules in the US) there may be additional reporting requirements for Other Employees who are employees of registered broker-dealers. Check with the Manager of the Ethics Office or your Compliance Officer to determine if this impacts you.

- For employees who are subject to the prohibition on new investments in financial services organizations (certain employees only - see Pages 48-49), you must instruct your broker, trust account manager or other entity where you have a securities trading account to send directly to the Manager of the Ethics Office:

      -     trade confirmations summarizing each transaction

      -     periodic statements

Exhibit A can be used to notify your broker or account manager.

SPECIAL APPROVALS

- Private Placements - Acquisition of securities in a Private Placement must approved by the Mellon Senior Management Committee Member who represents your line of business or department, the Compliance Officer and the Manager of the Ethics Office. Contact the Manager of the Ethics Office to initiate approval.

- IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-     short sales

-     purchasing and selling or selling and purchasing within 60 calendar days

-     margin purchases or options other than employee options.

Non-Mellon Securities

- new investments in financial services organizations (certain employees only - see Pages 48-49)

Other restrictions are detailed throughout Section Three. Read the Policy!

QUESTIONS?

Contact Mellon's Ethics Office at:

-     The Securities Trading Policy Help Line: 1-412-234-1661

-     Mellon's Ethics Help Line

      -     Toll Free Telephone

            -     Asia (except Japan): 001-800-710-63562

            -     Australia: 0011-800-710-63562

            -     Brazil: 0800-891-3813

            -     Europe: 00-800-710-63562

            - Japan: access code + 800-710-63562 (access codes are: 0061010, 001010, 0041010 or 0033010)

            -     US and Canada: 1-888-MELLON2 (1-888-635-5662)

            -     All other locations: call collect 412-236-7519

      -     Email: ethics@mellon.com

      -     Postal Mail: P.O. Box 535026 Pittsburgh, PA 15253-5026 USA

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Other Employees

STANDARDS OF CONDUCT FOR OTHER EMPLOYEES

                        Every "Other Employee" must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

CONFLICT OF INTEREST    No employee may engage in or recommend any securities
                        transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

MATERIAL NONPUBLIC      No employee may engage in or recommend a securities
INFORMATION             transaction, for his or her own benefit or for the
                        benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

PERSONAL SECURITIES     "Other Employees" must report in writing to the Ethics
TRANSACTION REPORTS     Office or the Compliance Officer within 10 calendar days
                        of the transaction whenever they purchase or sell Mellon securities. Purchases and sales include optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP"). Due to certain laws and regulations (for example, NASD rules in the US), there may be additional reporting requirements for "Other Employees" who are employees of registered broker-dealers. Contact the Manager of the Ethics Office or your Compliance Officer for guidance.

                        It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401
                        (k) Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, transactions under Mellon's Employee Stock Purchase Plan and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this reporting requirement.

ACCOUNT STATEMENTS      Certain "Other Employees" are subject to the restriction
                        on investments in financial services organizations and are required to instruct their brokers and/or securities account managers to send statements directly to the Ethics Office. See Pages 48 - 49.

                        An example of an instruction letter to a broker or account manager is contained in Exhibit A.

Personal Securities Trading Practices-Other Employees

OWNERSHIP               The provisions of the Policy apply not only to
                        securities held in the employee's own name but also to all other securities indirectly owned by the employee
                        (see Glossary for definition of indirect ownership).
                        Generally you are the indirect owner of securities if you have the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This could include:

                        - securities held by members of your family who share the same household with you

                        - securities held by a trust in which you are a settler, trustee, or beneficiary

                        - securities held by a partnership in which you are a general partner

                        - securities in which any contract, arrangement, understanding or relationship gives you direct or indirect economic interest

CONFIDENTIAL TREATMENT  The Manager of the Ethics Office and the Compliance
                        Officer will use his or her best efforts to assure that personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS    Employees who engage in transactions involving Mellon
                        securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                        The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                        - Short Sales - Short sales of Mellon securities by employees are prohibited.

                        - Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period.

                        - Margin Transactions - Purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                        - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                        - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

MELLON 401 (k) PLAN     Actions regarding your interest in Mellon Stock under
                        the Mellon 401 (k) Plan are treated as follows:

                        Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to the short-term trading prohibition.

                        Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan and therefore are not subject to the short-term trading prohibition.

                        Movements of balances into or out of Mellon Stock are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401 (k) plan will not be compared to transactions in Mellon securities outside the 401 (k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Personal Securities Trading Practices-Other Employees

MELLON EMPLOYEE STOCK   Receipt and Exercise of an employee stock option from
OPTIONS                 Mellon is exempt from reporting requirements and
                        does not constitute a purchase for purposes of the 60 calendar day prohibition.

                        Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK   Enrollment and Changing Salary Withholding Percentages
PURCHASE PLAN (ESPP)    in the ESPP are exempt from reporting requirements and
                        do not constitute a purchase for purposes of the 60 calendar day prohibition.

                        Selling Shares Held in the ESPP - Sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends, are exempt from the reporting requirements. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                        Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

            Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 43, which is applicable to the following restrictions.

            The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

            The following restrictions apply to all securities transactions by employees:

            - Credit, Consulting or Advisory Relationship - Employees may not buy, hold or trade securities of a company if they are considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

            - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

            - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

            - Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

            - Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Other Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered brokers- dealers.

            - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Personal Securities Trading Practices-Other Employees

            - Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Compliance Officer and the Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                  Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                  After receipt of the necessary approvals and the acquisition, "Other Employees" are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

            - Short-Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

            - Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

            - Spread Betting - Employees may not engage in "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Other Employees

PROHIBITION ON          You are prohibited from acquiring any security
INVESTMENTS IN          issued by a financial services organization
SECURITIES OF           if you are:
FINANCIAL SERVICES      -    a member of the Mellon Senior Management Committee
ORGANIZATIONS           -    employed in any of the following departments:
                             -    Corporate Strategy & Development
                             -    Legal (Mellon headquarters only)
                             -    Finance (Mellon headquarters only)

                        - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                        Securities Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their broker, trust account manager or other entity through which they have a securities account to submit directly to the Ethics Office copies of all trade confirmations and statements relating to each account of which they are an owner, direct or indirect, regardless of what, if any, securities are maintained in such accounts. Thus, even if the account contains only mutual funds or other exempt securities as that term is defined by the Policy but the account has the capability to have reportable securities traded in it, the employee must arrange for duplicate account statements and trade confirmations to be sent to the Ethics Office. An example of an instruction letter to the broker is contained in Exhibit A.

                        Financial Services Organizations - The phrase "security issued by a financial services organization" includes any security issued by:

                        -     Commercial Banks other than Mellon

                        - Financial Holding Companies (or Bank Holding Companies) other than Mellon

                        -     Insurance Companies

                        -     Investment Advisers

                        -     Shareholder Servicing Companies

                        -     Thrifts

                        -     Savings and Loan Associations

                        -     Brokers-Dealers

                        -     Transfer Agents

                        -     Other Depository Institutions

                        The phrase "securities issued by a financial services organization" DOES NOT INCLUDE Exempt Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                        Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

Personal Securities Trading Practices-Other Employees

PROHIBITION ON          The acquisition of financial service organization
INVESTMENTS IN          securities through any of the following means is exempt
SECURITIES OF FINANCIAL from this prohibition:
SERVICES
ORGANIZATIONS           -     Exempt Securities (see Glossary)
(CONTINUED)
                        -     acquisition in a non-discretionary account

                        -     involuntary acquisitions

                        -     securities received as gifts

                        - transactions effected pursuant to an automatic investment plan (see Glossary)

                        - acquisitions through a non-Mellon employee benefit plan

                        Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

Personal Securities Trading Practices-Other Employees

PROTECTING CONFIDENTIAL INFORMATION

                        As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND     Securities laws generally prohibit the trading of
TIPPING                 securities while in possession of "material nonpublic"
LEGAL PROHIBITIONS      information regarding the issuer of those securities
                        (insider trading). Any person who passes along material nonpublic information upon which a trade is based
                        (tipping) may also be liable.

                        Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price (price sensitive information) of a security would be material. Examples of information that might be material include:

                        - a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets

                        - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                        -     dividend declarations or changes

                        -     extraordinary borrowings or liquidity problems

                        - defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

                        - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                        - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                        - a proposal or agreement concerning a financial restructuring

                        - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                        - a significant expansion or contraction of operations

                        - information about major contracts or increases or decreases in orders

                        - the institution of, or a development in, litigation or a regulatory proceeding

                        - developments regarding a company's senior management

                        - information about a company received from a director of that company

                        - information regarding a company's possible noncompliance with environmental protection laws

                        This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                        "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

Personal Securities Trading Practices-Other Employees

INSIDER TRADING AND     If you obtain material nonpublic information, you may
TIPPING                 not trade related securities until you can refer to some
LEGAL PROHIBITIONS      public source to show that the information is generally
(CONTINUED)             available (that is available from sources other than
                        inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY         Employees who possess material nonpublic information
                        about a company--whether that company is Mellon, another
                        Mellon entity, a Mellon customer or supplier, or other company--may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                        Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                        Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                        Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

 RESTRICTIONS ON THE    As a diversified financial services organization, Mellon
 FLOW OF INFORMATION    faces unique challenges in complying with the
 WITHIN MELLON          prohibitions on insider trading and tipping of material
 ( SECURITIES FIRE      nonpublic information, and misuse of confidential
       WALLS")          information. This is because one Mellon unit might have
                        material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Securities
                        Fire Wall" policy applicable to all employees. The
                        "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). Employees should refer to CPP 903-2(C)
                        Securities Fire Walls.

Glossary

DEFINITIONS

- ACCESS DECISION MAKER - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

-     APPROVAL - written consent or written notice of non-objection.

- AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

      Dividend Reinvestment Plans ("DRIPs"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

      Payroll deductions. Deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

      Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:

            - there is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and

            - at least two drafts or deposits were executed according to the schedule.

      Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

      Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

      Asset-allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

      College Savings Plans. Many jurisdictions have college savings plans (for example, in the US these plans are referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, a college savings plan could qualify as an automatic investment plan if it meets the requirements for an asset-allocation account, bank account draft or a payroll deduction (see above).

- DIRECT FAMILY RELATION - employee's spouse, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law) grandparents, and siblings (including brothers-in-law, sisters-in-law and step brothers and sisters). Also includes adoptive relationships.

Glossary

- EMPLOYEE - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

- ETHICS OFFICE - the group within the Audit & Risk Review Department of Mellon which is responsible for administering the ethics program at Mellon, including the Securities Trading Policy.

-     EXEMPT SECURITIES - defined as:

            - direct obligations of the sovereign governments of the United States (US employees only) and the United Kingdom (for UK employees only). Obligations of other instrumentalities of the US and UK governments or quasi- government agencies are not exempt.

            -     commercial paper

            - high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality

            -     bankers' acceptances

            -     bank certificates of deposit and time deposits

            -     repurchase agreements

            - securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds

            - shares of money market funds (regardless of affiliation with Mellon)

            -     fixed annuities

            - shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

                  Note: The following are not Exempt Securities (whether proprietary or not):

                  -     shares of hedge funds

                  -     shares of closed-end funds

                  - shares of funds not registered in the US (for US employees only)

      -     FAMILY RELATION - see direct family relation.

      - GENERAL COUNSEL - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

      - INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

      - INDIRECT OWNERSHIP - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, US federal securities laws contain a concept of "beneficial ownership", and UK securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

Glossary

-     INDIRECT OWNERSHIP (CONT.)

      General Standard. Generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

      Family Members. You are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

      Partnerships. If you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

      Shareholders of Corporations. You are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.

      Trusts. Generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

            Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

            Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

            Beneficiaries. If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

      Remainder Interests. Remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

      Derivative Securities. You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

Glossary

- INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

- INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

- INVESTMENT ETHICS COMMITTEE - committee that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The committee is composed of investment, legal, risk management, audit and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are determined by the Corporate Ethics Officer.

- MANAGER OF THE ETHICS OFFICE - individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

-     MELLON - Mellon Financial Corporation.

- NON-DISCRETIONARY ACCOUNT - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

- OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

      -     Call Options

            - If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

            - If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

      -     Put Options

            - If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

            - If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

      Below is a table describing the above:

                                          Transaction Type
                                          ----------------
Option Type                  Buy                             Sale
-----------                  ---                             ----
   Put          Sale of Underlying Security      Purchase of Underlying Security
   Call        Purchase of Underlying Security      Sale of Underlying Security

- PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of the Ethics Office and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

- PRIVATE PLACEMENT - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships.

Glossary

- PROPRIETARY FUND - An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

- SECURITY - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt securities).

- SECURITIES FIRE WALL - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

- SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

- SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date

Broker ABC
Street Address
City, State ZIP

Re: John Smith
    Account No. xxxxxxxxxxxxx

To whom it may concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to my account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

      Manager of the Ethics Office
      Mellon Financial Corporation
      PO Box 3130
      Pittsburgh, PA 15230-3130

Thank you for your cooperation in this request.

Sincerely yours,

Employee

cc: Manager of the Ethics Office (153-3300)